                                                                 EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


Dear Sirs:

We consent to the incorporation by reference in this Registration Statement of Haskel International, Inc. on Form S-8 of our report dated August 8, 1995, appearing in the Annual Report on Form 10-K of Haskel International, Inc. for the year ended May 31, 1995.

/s/ Deloitte & Touche LLP
- -------------------------

Los Angeles, California
June 4, 1996